Exhibit 10.1

AMENDMENT TO THE INVESTMENT MANAGEMENT TRUST AGREEMENT

December 9, 2022

THIS AMENDMENT TO THE INVESTMENT MANAGEMENT TRUST AGREEMENT (this “Amendment”) is made as of December 9, 2022, by and between VectoIQ Acquisition Corp. II, a Delaware corporation (the “Company”), and Continental Stock Transfer & Trust Company, a New York limited purpose trust company (the “Trustee”). Capitalized terms contained in this Amendment, but not specifically defined in this Amendment, shall have the meanings ascribed to such terms in that certain Investment Management Trust Agreement, dated January 6, 2021, by and between the parties hereto (the “Trust Agreement”).

WHEREAS, a total of $345,000,000 was placed in the Trust Account from the Offering and sale of private placement units;

WHEREAS, Section 1(i) of the Trust Agreement provides that the Trustee shall commence liquidation of the Trust Account only after and promptly after (x) receipt of, and only in accordance with the terms of, a Termination Letter; or (y) upon the date which is, the later of (1) 24 months after the closing of the Offering (or 27 months after the closing of the Offering if the Company has executed a letter of intent, agreement in principle or definitive agreement for an initial Business Combination within 24 months after the closing of the Offering) and (2) such later date as may be approved by the Company’s stockholders in accordance with the Charter if a Termination Letter has not been received by the Trustee prior to such date;

WHEREAS, Section 6 of the Trust Agreement provides that the Trust Agreement may only be amended by a writing signed by each of the Company and the Trustee with the Consent of the Stockholders; and

WHEREAS, at a special meeting of the stockholders of the Company held on or about the date hereof (the “Meeting”), at least sixty five percent (65%) of all then outstanding shares of the Common Stock and the Company’s Class B common stock have voted to approve this Amendment;

WHEREAS, at the Meeting, the stockholders of the Company also voted to approve an amendment of the Company’s amended and restated certificate of incorporation; and

WHEREAS, each of the Company and the Trustee desires to amend the Trust Agreement as provided herein.

NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1.             Amendment to Trust Agreement.

Section 1(i) of the Trust Agreement is hereby amended and restated in its entirety as follows:

“Commence liquidation of the Trust Account only after and promptly after (x) receipt of, and only in accordance with the terms of, a letter from the Company (“Termination Letter”) in a form substantially similar to that attached hereto as either Exhibit A or Exhibit B, as applicable, signed on behalf of the Company by the Chief Executive Officer, Chief Financial Officer, President, Treasurer or Chairman of the board of directors of the Company (the “Board”) or other authorized officer of the Company, and, in the case of Exhibit A, acknowledged and agreed to by the Representatives, and complete the liquidation of the Trust Account and distribute the Property in the Trust Account, including interest not previously released to fund the Company’s working capital requirements (subject to a limit of $250,000 per year) and/or to pay the Company’s taxes (which interest shall be net of taxes payable and less up to $100,000 of interest that may be released to the Company to pay dissolution expenses), only as directed in the Termination Letter and the other documents referred to therein, or (y) December 9, 2022 if a Termination Letter has not been received by the Trustee prior to such time and date, in which case the Trust Account shall be liquidated in accordance with the procedures set forth in the Termination Letter attached as Exhibit B and the Property in the Trust Account, including interest not previously released to fund the Company’s working capital requirements (subject to a limit of $250,000 per year) and/or to pay the Company’s taxes (which interest shall be net of taxes payable and less up to $100,000 of interest that may be released to the Company to pay dissolution expenses) shall be distributed to the Public Stockholders of record as of such date”.

2.             Miscellaneous Provisions.

2.1. Successors. All the covenants and provisions of this Amendment by or for the benefit of the Company or the Trustee shall bind and inure to the benefit of their permitted respective successors and assigns.

2.2. Severability. This Amendment shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Amendment or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Amendment a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

2.3. Applicable Law. This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of New York.

2.4. Counterparts. This Amendment may be executed in several original or facsimile counterparts, each of which shall constitute an original, and together shall constitute but one instrument.

2.5. Effect of Headings. The section headings herein are for convenience only and are not part of this Amendment and shall not affect the interpretation thereof.

2.6. Entire Agreement. The Trust Agreement, as modified by this Amendment, constitutes the entire understanding of the parties and supersedes all prior agreements, understandings, arrangements, promises and commitments, whether written or oral, express or implied, relating to the subject matter hereof, and all such prior agreements, understandings, arrangements, promises and commitments are hereby canceled and terminated.

[Signature Page to Follow]

IN WITNESS WHEREOF, the parties have duly executed this Amendment as of the date first set forth above.

VECTOIQ ACQUISITION CORP. II

By:	/s/ Stephen Girsky
Name:	Stephen Girsky
Title:	Chief Executive Officer

CONTINENTAL STOCK TRANSFER & TRUST COMPANY, AS TRUSTEE

By:	/s/ Francis Wolf
Name:	Francis Wolf
Title:	Vice President